UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 21, 2017

Civeo Corporation
(Exact Name of Registrant as Specified in Charter)

British Columbia Canada	1-36246	98-1253716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Three Allen Center 333 Clay Street, Suite 4980, Houston, Texas 77002
(Address of Principal Executive Offices) (Zip Code)

(713) 510-2400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

     On March 21, 2017, upon recommendation of the Nominating & Corporate Governance Committee (the “Nominating Committee”) of the board of directors (the “Board”) of Civeo Corporation (“Civeo”), the Board increased the size of the Board from seven to eight directors and appointed Mr. Timothy O. Wall to fill the newly created directorship, effective immediately.  Mr. Wall will serve as a director of Civeo until the expiration of his term on May 11, 2017, the date of Civeo’s annual general meeting of shareholders in 2017 (the “Annual Meeting”), and until his successor is elected and qualified.  Mr. Wall is expected to stand for election as a director at the Annual Meeting.  Mr. Wall has also been appointed to the Nominating Committee and the Finance & Investment Committee (the “Finance Committee”) of the Board.

     Mr. Wall, 55, served as the President of Kitimat LNG Upstream Operations, a division of Apache Canada Ltd., from March 2013 until June 2015.  He previously served as the President of Apache Canada from May 2009 to March 2013 and as Managing Director and Regional Vice President, Australia of Apache Corporation from August 2005 to May 2009.  From 1990 until August 2005, Mr. Wall served in various other positions within Apache Corporation.  Mr. Wall currently provides advisory services to the energy industry.  Mr. Wall has been a member of the board for several industry organizations, including the Canadian Association of Petroleum Producers, Australian Petroleum Production and Exploration Association and the Australian Minerals and Mines Association. Mr. Wall received his B.S. in Petroleum Engineering from Texas A&M University.

     In connection with his appointment, the Board approved Civeo entering into an indemnification agreement with Mr. Wall. The form of indemnification agreement approved is in the same form as the previously disclosed indemnification agreement entered into with the other members of the Board. The foregoing description of the indemnification agreement is qualified by reference to the complete form of agreement, which is incorporated by reference as an exhibit to this report and hereby incorporated by reference into this Item.

Compensatory Arrangements

     Upon his appointment, Mr. Wall was granted restricted share awards valued at $125,000, which was equal to 47,529 shares based on the closing trading price of Civeo common shares on the date of his appointment.

     Consistent with Civeo’s standard arrangement for non-employee directors, Mr. Wall will receive (i) an annual retainer of $50,000 for his service on the Board, (ii) fees of $2,000 for attendance at each Board or committee meeting and (iii) additional annual retainers of $5,000 for his service on each of the Nominating Committee and the Finance Committee, respectively.  In addition, it is expected that Mr. Wall will be granted restricted share awards valued at $125,000 at each annual general meeting of shareholders, beginning with the 2018 annual general meeting, after which he continues to serve.

     There are no material arrangements or understandings between Mr. Wall and any other person pursuant to which Mr. Wall was appointed to serve as a director that are not described above.  Civeo is not aware of any transaction in which Mr. Wall has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

     (d)       Exhibits.

Exhibit Number	Description of Document

10.1	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K12B (File No. 001-36246) filed on July 17, 2015).
99.1	Press Release dated March 22, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Civeo Corporation

Date: March 22, 2017	By:	/s/ Frank C. Steininger
Frank C. Steininger
Senior Vice President, Chief Financial Officer & Treasurer

Index to Exhibits

Exhibit Number	Description of Document

10.1	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K12B (File No. 001-36246) filed on July 17, 2015).
99.1	Press Release dated March 22, 2017